                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
[_]  Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ENTEGRIS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

[LOGO OF ENTEGRIS]

                                                               December 12, 2000

Dear Shareholder:

   You are cordially invited to attend the 2001 Annual Meeting of Shareholders to be held at the Radisson Hotel South & Plaza Tower, 7800 Normandale Boulevard, Bloomington, Minnesota 55439, commencing at 3:30 p.m. on Tuesday, January 23, 2001.

   The Secretary's formal notice of the meeting and the Proxy Statement are enclosed and describe the matters to come before the meeting. During the meeting, we will review the activities of the past year and report on the status of the Company's business.

   On behalf of the Board of Directors and the Entegris management team, we hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you are unable to attend the meeting, it is important that your shares are represented and voted at the Annual Meeting. In either case, please mark, date and sign the enclosed proxy and return it promptly in the accompanying envelope.

                                          Sincerely,

                                          /s/ Daniel R. Quernemoen

                                          Daniel R. Quernemoen
                                          Chairman of the Board

                                 ENTEGRIS, INC.
                              3500 Lyman Boulevard
                            Chaska, Minnesota 55318

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         to be held on January 23, 2001

                               ----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ENTEGRIS, INC. will be held at the Radisson Hotel South & Plaza Tower, 7800 Normandale Boulevard, Bloomington, Minnesota 55439, commencing at 3:30 p.m. on Tuesday, January 23, 2001 for the following purposes:

  1. To elect three directors for a three-year term;

  2. To approve our amendment to the Entegris, Inc. Outside Directors' Option Plan; and

  3. To transact such other business as may properly be brought before the meeting or any adjournment.

   The Board of Directors has fixed November 27, 2000 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

   Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed proxy in the postage-paid envelope provided or call the toll-free number indicated on the proxy. The proxy may be revoked by you at any time and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ John D. Villas
                                          John D. Villas
                                          Secretary

Chaska, Minnesota
December 12, 2000

                                PROXY STATEMENT

   The enclosed proxy is being solicited on behalf of the Board of Directors of Entegris, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on January 23, 2001. Only shareholders of record at the close of business on November 27, 2000 will be entitled to notice of and to vote at the meeting. A shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. Proxies in the accompanying form which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (i) in favor of the election as Class I directors of all of the nominees described herein; (ii) in favor of the proposal to amend the Entegris, Inc. Outside Directors' Option Plan; and (iii) in the discretion of the persons named in the proxy as to such other matters as may properly come before the meeting, or any adjournment, as to which the Company did not have knowledge prior to December 12, 2000.

   If an executed proxy is returned and the shareholder has voted "withhold" or "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered represented at the meeting for purposes of determining a quorum but not represented at the meeting for purposes of calculating the vote with respect to such matter or matters.

   The address of the Company is 3500 Lyman Boulevard, Chaska, Minnesota 55318. The telephone number is (952) 556-3131. The mailing of this proxy statement and form of proxy to shareholders will commence on or about December 12, 2000.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

   On November 27, 2000, there were 68,424,736 shares of common stock, par value $.01, issued and outstanding. Each share is entitled to one vote. The following table sets forth information concerning beneficial ownership of common stock of the Company by persons who are known by the Company to own more than 5% of the outstanding voting stock of the Company on November 27, 2000. Unless otherwise indicated, all shares represent sole voting and investment power.

             Name and Address                Amount and Nature of    Percent
            of Beneficial Owner             Beneficial Ownership (1) of Class
            -------------------             -----------------------  --------
WCB Holdings LLC (2).......................       19,655,608           28.7%
 950 Lake Drive
 Chaska, Minnesota 55317
Entegris, Inc. Employee Stock Ownership
 Plan (ESOP) (3)...........................       17,910,514           26.2%
 3500 Lyman Boulevard
 Chaska, Minnesota 55317
James E. Dauwalter (4).....................        5,556,127            8.1%
 3500 Lyman Boulevard
 Chaska, Minnesota 55318
Seligman J.W.&Co Incorporated (5)..........        4,689,650            6.9%
 100 Park Avenue
 Eighth Foor
 New York, New York 10017

--------
(1) Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 68,424,736 common shares outstanding as of November 27, 2000.
(2) The estate of Wayne C. Bongard holds approximately 48% of the voting interest of WCB Holdings LLC and the remainder of the voting interest is held by various trusts for children and grandchildren of

   Wayne C. Bongard. Mark A. Bongard, a director of the Company, is Chief Manager of WCB Holdings LLC. James A. Bernards, also a director of the Company, controls the estate of Wayne C. Bongard as personal representative. Mr. Bernards, Mr. Bongard and Delmer M. Jensen, another director of the Company, serve as trustees for one or more of the trusts. Each of these individuals disclaims beneficial ownership of the Entegris shares held by WCB Holdings LLC.
(3) Each ESOP participant has voting rights on significant matters. No individual ESOP account holds more than 5% of our outstanding shares.
(4) Includes 4,035,209 shares held directly, 770,485 held by family members, 345,856 shares allocated to Mr. Dauwalter's individual account under the ESOP, and an aggregate of 404,577 shares subject to stock options exercisable within 60 days.
(5) With respect to the information reported related to J.W. Seligman & Co. (Seligman), the Company has relied upon the information provided by Seligman in its Schedule 13F filing with respect to information as of September 30, 2000. Seligman serves as the investment manager of various mutual funds which hold our common shares in the ordinary course of business. Accordingly, Seligman exercises shared investment discretion over various institutional accounts. Of the shares reported, Seligman has sole voting power with respect to all 4,689,650 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended August 26, 2000, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                         Item 1: ELECTION OF DIRECTORS

   Our bylaws provide that the board of directors must consist of no more than nine directors, and that any increase in the number of directors must be approved by the affirmative vote of 75% of the votes entitled to be cast at a shareholders' meeting, unless the increase was approved by a majority of the board. The board of directors has established the number of directors to serve on the board at nine. The directors are divided into three classes, designated as Class I, Class II and Class III, with staggered three-year terms of office. At each Annual Meeting of Shareholders, directors who are elected to succeed the class of directors whose terms expired at that meeting will be elected for three-year terms. Messrs. Robert J. Boehlke, Gary F. Klingl and Roger D. McDaniel will be up for reelection at the 2001 Annual Meeting of Shareholders, Messrs. Daniel R. Quernemoen, Delmer M. Jensen and Mark A. Bongard at the 2002 Annual Meeting of Shareholders, and Messrs. Stan Geyer, James E. Dauwalter and James A. Bernards at the 2003 Annual Meeting of Shareholders. Vacancies may be filled by a majority of the directors then in office, and the directors so chosen hold office until the next election of the class to which such directors belong. All current directors were previously elected by Entegris' shareholders, with the exception of Mr. Klingl, who was nominated by the Board, and designated as a Class I director, in September 2000.

   Unless authority is withheld, the Proxy solicited hereby will be voted FOR the election of Messrs. Robert J. Boehlke, Gary F. Klingl and Roger D. McDaniel for a three-year term expiring at the 2004 Annual Meeting of Shareholders. The affirmative vote of a majority of the shares of common stock of the Company entitled to vote and present in person or by proxy at the annual meeting is necessary to elect each nominee.

   Management has no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, does not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

   The following table sets forth certain information as to each nominee for the office of director, as well as directors whose terms of office will continue after the Annual Meeting of Shareholders is held.

                                                                         Term
Name and Principal Occupation                                       Age Expires
-----------------------------                                       --- -------
James A. Bernards has been Vice Chairman of the board of Entegris    54  2003
since March 2000 and a director since June 1999. Mr. Bernards has also been President of Facilitation, Inc., a provider of business and financial consulting services, since June 1993. Mr. Bernards was President of the accounting firm of Stirtz, Bernards & Company from May 1981 to June 1993. Mr. Bernards has been President of
Brightstone Capital, Ltd., a venture capital fund, since 1986. He is a director of FSI International, Inc., Fieldworks, Inc., Health
Fitness Corporation, August Technology, Inc. and several private companies. (1)
Robert J. Boehlke has been a director of Entegris since August       59  2001
1999. Prior to that time, Mr. Boehlke had been a director of
Fluoroware, Inc. (Fluoroware) (which consolidated with EMPAK, Inc.
(Empak) in June 1999 to form Entegris) since January 1998. In
2000, Mr. Boehlke retired from KLA-Tencor Corporation where he served as Executive Vice President and Chief Financial Officer.
Mr. Boehlke joined KLA-Tencor in 1983 and served in a number of management positions, including division General Manager, Chief
Operating Officer and Chief Financial Officer. Prior to his
employment by KLA-Tencor, Mr. Boehlke was a partner at the
investment banking firm of Kidder, Peabody & Company from 1971 to
1983. Mr. Boehlke is a member of the board of directors of LTX
Corporation and QuickLogic Corporaton. (1)
Mark A. Bongard has been a director of Entegris since June 1999.     36  2002
Mr. Bongard has been the Chief Executive Officer of Emplast, Inc.
since 1996, and Chairman of its board of directors since 1999.
Emplast was formerly a part of Empak, and all of Emplast's stock is owned by the Estate of Wayne C. Bongard, our largest
shareholder. Prior to being Chief Executive Officer of Emplast,
Mr. Bongard held a number of positions with Empak from 1987 to
1996. Before joining Empak in 1987, Mr. Bongard was employed by
MTE Associates, Inc
James E. Dauwalter was appointed President of Entegris in June       49  2003
2000 and has been a director of Entegris since June 1999. Mr.
Dauwalter has also served as Chief Operating Officer since March
2000, and was the Executive Vice President of Entegris from March
2000 through June 2000. Prior to that time, Mr. Dauwalter had been a director of Fluoroware since 1982 and also served as Executive
Vice President and Chief Operating Officer of Fluoroware since
September 1996. Mr. Dauwalter serves on the board of directors of the Community Bank of Chaska and the Wallestad Foundation, and the
supervisory board of Metron Technology N.V., an affiliate of
Entegris.
Stan Geyer has been Chief Executive Officer and a member of the      52  2003
board of directors of Entegris since June 1999. Mr. Geyer also served as President of Entegris from June 1999 to June 2000. Prior to June 1999, Mr. Geyer had been the President and Chief Executive
Officer of Fluoroware since September 1996 and a member of its board of directors since 1982. Mr. Geyer previously served as Vice
President of Marketing and Executive Vice President of Fluoroware.
Mr. Geyer serves on the board of directors of the Wallestad
Foundation and the advisory board of Search Ministries Minnesota.
(2)
Delmer M. Jensen has been a director of Entegris since June 1999.    62  2002
Mr. Jensen was Executive Vice President of Operations of Entegris
from June 1999 to March 2000. Prior to that time, he had been
Chief Executive Officer of Empak since 1998 and Chief Operating
Officer from 1988 to 1997. Mr. Jensen joined Empak in 1988. Prior to 1988, he was employed by Thermotech. (2)
Gary F. Klingl has been a director of Entegris since September       61  2001
2000. Since 1994, Mr. Klingl has served as a management
consultant. Prior to 1994, Mr. Klingl served as President of Green
Giant Worldwide, a division of The Pillsbury Company and various other management positions at Pillsbury. (1)

Roger D. McDaniel has been a director of Entegris since August 1999.    61 2001
Prior to that time, Mr. McDaniel was a director of Fluoroware since
August 1997. From 1989 to August 1996, Mr. McDaniel was the Chief
Executive Officer of MEMC, a silicon wafer producer, and was also a director of MEMC from April 1989 to March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc. Speedfam-IPEC. and ANATEL Inc. He
is also a director and past Chairman of the Semiconductor Equipment and Materials International (SEMI) organization. (2)
Daniel R. Quernemoen has been Chairman of the board of directors of     69 2002
Entegris since June 1999. Prior to that time, Mr. Quernemoen had been the Chairman of the board of directors of Fluoroware since August
1987 and a member of its board since 1970. Mr. Quernemoen was also
Chief Executive Officer of Fluoroware from 1982 to 1996 and President from 1980 to 1982. Mr. Quernemoen is a member of the board of directors of SEMI. Mr. Quernemoen serves on the board of directors of the Wallestad Foundation (2)

--------
(1)  Member of the Audit Committee
(2)  Member of the Compensation and Stock Option Committee

   None of the above nominees or directors is related to any other director or to any executive officer of the Company. Except as indicated above, each of the directors has maintained his or her current principal occupation for at least the last five years.

   The Board of Directors held four meetings during the last fiscal year.

Committees of the Board of Directors

   The board of directors maintains an Audit Committee composed of Messrs. Bernards, Boehlke and Klingl. Mr. McDaniel served on the Audit Committee through September 2000, at which time Mr. Klingl became a member of the Audit Committee. The Audit Committee recommends to the board of directors the appointment of independent auditors, reviews and approves the scope of the annual audit and other non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews and approves major accounting policies and significant internal accounting control procedures. The Audit Committee met seven times during the fiscal year.

   The board of directors also maintains a Compensation and Stock Option Committee comprised of Messrs. Quernemoen, Geyer, Jensen and McDaniel. The Compensation and Stock Option Committee reviews and makes recommendations regarding compensation of officers and directors, administers Entegris' stock option plans, and reviews major personnel matters. The Compensation and Stock Option Committee met four times during the fiscal year.

   Each director attended more than 75% of the meetings of the Board and committees of which they were members during fiscal 2000.

Director Compensation

   Each non-employee director of Entegris receives a monthly retainer of $1,000 for their service to the board. Non-employee directors are also entitled to $500 for every committee meeting that they attend. Entegris also maintains the Outside Directors' Stock Option Plan (Directors' Plan) which provides that all non-employee directors receive an option to purchase 15,000 shares of common stock when they are first elected or appointed to the board, and subsequent options to purchase 6,000 shares upon each reelection to the board at an Annual Meeting of Shareholders. At the time of the Directors' Plan adoption in 1999, each non-employee director of Entegris also received an option to purchase 15,000 shares. As of August 26, 2000, there were outstanding options to purchase an aggregate of 140,842 shares at a weighted average exercise price of $4.06 per share. The amendment proposed for shareholder approval (described herein) would increase the annual grant to non-employee directors from 6,000 shares to 9,000 shares.

   James A. Bernards, a director of Entegris, renders consulting services to the Company for a fee of $6,000 per month under an oral agreement.

Compensation Committee Interlocks and Insider Participation

   Messrs. Quernemoen, Geyer, Jensen and McDaniel currently serve on our Compensation and Stock Option Committee. Messrs. Quernemoen, Geyer and Jensen are executive officers and employee directors of Entegris. Mr. Quernemoen received a promissory note from Fluoroware on Janaury 5, 1996 for $4,138,379 as consideration for the redemption of 2,758,000 shares of Fluoroware common stock. This promissory note bears interest at a rate of 8% per annum and is payable in equal monthly installments of approximately $39,300 until January 5, 2011. No interlocking relationships exist between the board of directors or the Compensation and Stock Option Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

                            NAMED EXECUTIVE OFFICERS

   James E. Dauwalter, Stan Geyer, Delmer M. Jensen and Daniel R. Quernemoen also serve as directors of the Company. Their biographies can be found on pages 3 and 4 above.

   John D. Villas, 42, has been Chief Financial Officer of Entegris since March 2000. Prior to that time, Mr. Villas had been Chief Financial Officer of Fluroware since November 1997 and Vice President Finance since April 1994. Mr. Villas joined Fluoroware in 1984 as controller and then served as corporate controller between 1991 and 1994.

          SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

   The following table sets forth the number of the Company's common shares beneficially owned by each director and the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" and by all directors and executive officers of the Company as a group, on November 27, 2000. Unless otherwise indicated, all shares represent sole voting and investment power.

                                 Amount and Nature of Beneficial Ownership
                             -------------------------------------------------
                                                      Total number
                              Number of    Options     of shares   Percent of
                             Shares Held Exercisable  beneficially Outstanding
Name                             (1)     w/in 60 days    owned       Shares
----                         ----------- ------------ ------------ -----------
James A. Bernards (2).......        --       59,310        59,310        *
Robert J. Boehlke...........     10,000      46,210        56,210        *
Mark A. Bongard (2).........        --       66,638        66,638        *
James E. Dauwalter (3)......  5,151,550     404,577     5,556,127      8.1
Stan Geyer (4)..............  2,515,616     421,946     2,937,562      4.3
Delmer M. Jensen............     74,780     200,000       274,780        *
Gary F. Klingl..............        --          --            --         *
Roger D. McDaniel...........     13,616      34,632        48,248        *
Daniel R. Quernemoen (5)....  1,723,754     173,688     1,897,442      2.8
John D. Villas (6)..........    303,648     181,515       485,163        *
All directors and executive
 officers as a group
 (10 persons) (7)...........  9,792,964   1,588,516    11,381,480     16.3

--------
* Represents beneficial ownership of less than one percent of the common shares.
(1) Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 68,424,736 common shares outstanding as of November 27, 2000.
(2) The estate of Wayne C. Bongard holds approximately 48% of the voting interests of WCB Holdings LLC and the remainder of the voting interests are held by various trusts for children and grandchildren of Wayne C. Bongard. Mr. Bongard is Chief Manager of WCB Holdings LLC. Mr. Bernards controls the estate of Wayne C. Bongard as personal representative. Messrs. Bernards, Bongard and Jensen serve as trustees for one or more of the trusts. Each of these individuals disclaims beneficial ownership of the Entegris shares held by WCB Holdings LLC.
(3) Includes 4,035,209 shares held directly, 770,485 held by family members, and 345,856 shares allocated to Mr. Dauwalter's individual account under the ESOP.
(4) Includes 1,647,606 shares held directly, 507,688 shares held by family members, and 360,322 shares allocated to Mr. Geyer's account under the ESOP.
(5) Includes 926,470 shares held directly, 351,196 held by family members, and 446,088 shares allocated to Mr. Quernemoen's account under the ESOP.
(6) Includes 157,104 shares held directly, and 146,544 shares allocated to Mr. Villas' account under the ESOP.
(7) Includes an aggregate of 6,864,785 shares held directly, 1,629,369 shares held by family members, and 1,298,810 shares allocated to all of the officers' and directors' accounts under the ESOP. Excludes 19,655,608 shares owned by WCB Holdings LLC, of which Messrs. Bernards, Bongard and Jensen disclaim beneficial ownership.

   COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

   The Board of Directors' Compensation and Stock Option Committee (the Committee) includes Messrs. Quernemoen, Geyer, Jensen and McDaniel. The Committee reviews and makes recommendations regarding compensation of executive officers, including those Named Executives listed in the Summary Compensation Table below, administers Entegris' stock option plans, and reviews major personnel matters.

   The Company's executive compensation program strives to be competitive with the compensation provided by comparable companies in the high technology and semiconductor capital equipment industry. Accordingly, the Committee analyzes compensation survey data focused on the high technology and semiconductor capital equipment industry. The compensation survey data reviewed by the Committee is developed and published by several independent sources. In addition, the Committee may also periodically consider the recommendations of an outside compensation consultant.

   The Committee annually conducts a review of its executive compensation program. The purpose of the review is to ensure that the Company's executive compensation program is meeting the objectives listed below. The Committee may also periodically engage independent compensation consultants to assist them in this process.

   The Committee emphasizes long-term business development and creation of shareholder value. Therefore, a significant portion of total compensation is performance-based. The objectives of the executive compensation policies are to:

  .  attract, retain, motivate and reward high caliber executives;

  . foster teamwork and support the achievement of the Company's financial and strategic goals through performance based financial incentives;

  . promote the achievement of strategic objectives which lead to long-term growth in shareholder value;

  . encourage strong financial performance by establishing aggressive goals for target performance and leveraging incentive programs through stock-based compensation; and

  . align the interests of executive officers with those of the Company and its shareholders by making incentive compensation dependent upon company performance.

   Executive compensation at the Company has three components: base salary, incentive bonus and stock options.

BASE SALARY

   The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, and the responsibilities and performance of the individual executive officer. Base salaries are normally reviewed on an annual basis. The base salary of executive officers, including the Chief Executive Officer, is targeted to be near the competitive average within the high technology and semiconductor industry peer group to which the Company compares itself for compensation purposes. In fiscal 2000, base salaries of executive officers were generally slightly below the averages set forth in the Committee's analysis of independent compensation survey data.

BONUS PROGRAMS

   Entegris maintains an executive management incentive program providing annual bonus opportunities for certain qualified employees, including executive officers, under which such employees may be awarded cash bonuses based upon the achievement of individual performance criteria established in advance and upon the Company's financial performance. Under this program, an incentive pool is established at the end of each fiscal year based upon certain financial criteria for the then ending fiscal year, including sales growth, operating profit and return on assets. Our executive officers are eligible to receive a bonus payment of up to 100% of their base salary, up to 65% of which is based on the incentive pool, and up to 35% of which is based upon the accomplishment of their individual performance goals, which may include financial and non-financial objectives. Other employees who qualify for this bonus program are eligible to receive lesser percentages of their base salary based upon the same financial and individual factors. Additionally, for domestic employees who do not qualify for this bonus program, we maintain a quarterly incentive plan. The quarterly incentive plan provides bonuses based upon base salary, depending upon our corporate domestic operating income results.

   Our bonus programs are administered at the discretion of the Committee. Bonuses paid under the executive management incentive program are included in the Summary Compensation Table below.

   The Committee also has the authority to grant discretionary bonuses to executive officers and other employees to recognize extraordinary efforts or outstanding contributions relating to important Company projects. It has done so infrequently. Discretionary bonuses were paid in fiscal 2000 to certain individuals, including certain of the Named Executives in the Summary Compensation Table below, for their extraordinary efforts in connection with the Company's initial public offering and integration activities.

STOCK OPTION PLAN

   Executives are also eligible to receive grants under the Company's stock option plan, which is administered by the Committee. Stock options are the principal vehicle used by the Company for the payment of long-term compensation. As noted, the Company awards stock options to align the interests of its executive officers and key personnel with those of its shareholders and to increase the long-term value of the Company.

   To date, all stock options granted to executive officers have been at or above fair market value. Accordingly, an executive receiving an option generally is rewarded only if the market price of the Company's common stock appreciates. Generally, such options vest over a period of four years. Since long-term options generally vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. In addition, grants have generally included a broad base of participants that includes employees below the executive level.

CHIEF EXECUTIVE OFFICER COMPENSATION

   The Compensation Committee determines Mr. Stan Geyer's compensation package in accordance with the objectives and methodology described above. Mr. Geyer assumed the position of Chief Executive Officer of

Entegris in June 1999. His base salary was adjusted by the Committee in January 2000 to $275,000. This base salary places Mr. Geyer slightly below the average base pay level for chief executive officers of similar companies based on the Committee's assessment of independent compensation survey data. In determining Mr. Geyer's base salary, the Compensation Committee considers compensation levels of peer group chief executive officers, individual performance and the Company's recent financial performance.

   Each year, Mr. Geyer's bonus plan is established by the Compensation Committee and reflects its determination of what is an appropriate incentive by making a substantial portion of his compensation contingent upon the Company's success and the achievement of specific goals. Several factors are considered, including the Company's financial goals and related non-financial objectives. In fiscal year 2000, Mr. Geyer was eligible to receive up to 100 percent of his base salary if predetermined financial goals and other objectives were met. Mr. Geyer met the threshold for the financial and other performance targets established at the beginning of the fiscal year for determination of his annual incentive bonus award. Accordingly, the Committee awarded Mr. Geyer a bonus of $270,188 under the annual incentive plan, as reflected in the accompanying Summary Compensation Table. In addition, Mr. Geyer was awarded discretionary bonus payments totaling $84,750 in connection with efforts associated with the Company's outstanding year, including the successful completion of its initial public offering and various integration activities.

   As with other members of management, Mr. Geyer is periodically granted stock options. However, Mr. Geyer did not receive a stock option award in fiscal 2000.

162(m) Policy

   The Company does not currently have a policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives as it is likely that under current tax laws all such compensation will be deductible by the Company.

                                          Stan Geyer
                                          Delmer M. Jensen
                                          Roger D. McDaniel
                                          Daniel R. Quernomoen

Summary Compensation Table

   The following table sets forth certain summary information concerning the compensation earned by Entegris' Chief Executive and the four other most highly compensated executive officers of Entegris for each of the last two fiscal years whom we refer to as the Named Executive Officers.

                                                        Bonus     All Other
            Name and Position             Year Salary    (1)   Compensation (2)
            -----------------             ---- ------- ------- ---------------
Daniel R. Quernemoen..................... 2000 216,698 131,654     23,994
 Chairman of the Board                    1999 196,517     --      16,000
Stan Geyer............................... 2000 266,827 354,938     20,497
 Chief Executive Officer                  1999 250,000  64,000     16,000
James E. Dauwalter....................... 2000 245,480 383,968     21,649
 President and Chief Operating Officer    1999 230,000  64,000     16,000
Delmer M. Jensen......................... 2000 250,016 289,514     18,017
 Executive Vice President of Operations   1999 250,016 181,481      9,600
John D. Villas........................... 2000 144,087 243,347     20,875
 Chief Financial Officer                  1999 133,269  41,200     13,313

--------
(1) None of the perquisites and other benefits paid to any Named Executive Officer exceeded the lesser of $50,000 or 10% of annual salary and bonus amounts received by the Named Executive Officer.
(2) Represents payments made to defined contribution plans.

Options/SAR Grants in the Last Fiscal Year

   There were no options or stock appreciation rights awarded to any of the Named Executive Officers during fiscal 2000.

Fiscal Year-End Option/SAR Values

   None of the Named Executive Officers exercised options during the fiscal year ended August 26, 2000.

   The following table sets forth the number and value of securities underlying unexercised options held by the Named Executive Officers on August 26, 2000:

                         Number of Securities Underlying      Value of Unexercised In-
                           Unexercised Options/SARs at           the-Money Options/SARs
                                 August 26, 2000 (1)             at August 26, 2000 (2)
                         ----------------------------------   -------------------------
Name                      Exercisable       Unexercisable     Exercisable Unexercisable
----                     ---------------   ----------------   ----------- -------------
Daniel R. Quernemoen....           173,688                --   1,341,740         --
Stan Geyer..............           421,946            127,372  3,259,533     983,949
James E. Dauwalter......           404,577            110,003  3,125,357     849,773
Delmer M. Jensen........           274,780                --   2,576,063         --
John D. Villas..........           181,515             63,685  1,402,203     491,967

--------
1. The weighted average exercise price for all options is $2.89 per share.
2. The value of the options is determined by multiplying the difference between the exercise price of the option and the closing price of the Company's common stock on the NASDAQ National Market on August 26, 2000 ($10.875 per share) by the number of shares underlying the options.

Employment Agreements, Change in Control Arrangements

   None of the Named Executive Officers have written employment or change of control agreements with Entegris.

Certain Transactions

   Leases. WCB Holdings LLC, which owns 28.7% of the Company's common shares, is controlled by the Estate of Wayne C. Bongard (the Bongard Estate). The Bongard Estate is the general partner of County 17, Chanhassen Partnership; the Waconia Partnership; and the Fleninge Partnership. The Company leases office space and three production facilities from these partnerships or from the Bongard estate directly on the terms described in the following paragraphs.

   The Company entered into a lease agreement with Fleninge Partnership in fiscal 1994 to lease 4.37 acres of improved commercial real estate in Chanhassen, Minnesota, with an original term from September 1, 1993 to August 31, 2001. This lease was terminated on May 1, 2000, pursuant to the Real Estate Purchase and Sale Agreement dated March 15, 2000 to purchase the real estate and related personal property. The purchase price of the property was $2,530,000 and was determined in an arms-length negotiation with representatives of the Fleninge Partnership who are not affiliated with or related to the Company.

   The Company also entered into a lease agreement with a term of 15 years in fiscal 1990 with County 17, Chanhassen Partnership to lease a property in Chanhassen, Minnesota. The base rent is $37,600 per month and is adjusted periodically with increases to an agreed upon index. This lease gives the Company the option to purchase the leased premises at the end of the lease at the fair market value, as determined by a mutually agreed upon appraiser.

   The Company entered into a lease agreement with Waconia Partnership in fiscal 1987, to lease a property in Waconia, Minnesota, until June 30, 2002. The base rent was set at $21,791 per month and is adjusted periodically with increases tied to an agreed upon index. This lease also gives the Company the option to purchase the leased premise at the end of the lease at the fair market value, as determined by an appraisal of a mutually agreed upon appraiser.

   Finally, the Company entered into a lease agreement with Wayne C. Bongard, now deceased, in fiscal 1999 to lease a property in Castle Rock, Colorado, until September 30, 2005. The base rent was set at $25,000 per month or 150% of the amount of the monthly debt service due and payable by Mr. Bongard on financing secured by a first lien against that property or any other financing secured to improve the property, whichever is more. The rent could also be increased to reflect the then current market rental rates at Mr. Bongard's option. If the Bongard estate and the Company disagree on the rental amount, the rental amount will be determined by a qualified appraiser.

   Under the foregoing agreements, the Company is required to pay all real estate taxes, utilities, and other related property expenses.

   Sublease Agreement. In fiscal 1997, the Company entered into a sublease agreement with Emplast, Inc. to sublease property located in Chanhassen, Minnesota to Emplast. Emplast is majority owned by WCB Holdings LLC, our largest shareholder, and Mark A. Bongard, a director, is the Chief Executive Officer of Emplast. The Company leases this property from County 17, Chanhassen Partnership, which lease is described above under the subheading "Leases." The term of the sublease ends on November 30, 2004. The base rent was set at $550,000 per year from June 1, 1999 to May 31, 2000, and thereafter increases $50,000 per year until the rental payment reaches the rental payment paid by the Company for the premises. As of August 26, Emplast owed the Company $267,353 related to the sublease.

   Notes Receivable. In fiscal 1992, the Bongard Estate executed a promissory note in the amount of $801,347 payable to the Company, to be repaid in equal installments over a 36-month period beginning in fiscal 2002, at a rate of interest of 8.0% per annum. At August 26, 2000, the total debt was $801,347.

   Debt Guarantees. The Company entered into a guaranty agreement with U.S. Bank National Association in fiscal 1995 to guarantee the obligations of Mr. Wayne C. Bongard, now deceased, under the Loan Agreement by and between Mr. Bongard and U.S. Bank, dated March 1, 1994, related to the facility in Castle Rock, Colorado that is leased by the Company. The guarantee totals $1,537,700 at August 26, 2000.

   Sales to Affiliated Entities. Entegris currently holds 20.3% of Metron Technology N.V.'s outstanding shares, and in fiscal 2000, products distributed by Metron accounted for 23.8% of our sales. In addition, James E. Dauwalter, a supervisory director of Metron, is President, Chief Operating Officer and Director of Entegris. As a supervisory director of Metron, Mr. Dauwalter receives yearly option grants. In connection with Mr. Dauwalter's employment with Entegris, he entered into an agreement pursuant to which he agreed to exercise his options to purchase common shares of Metron at the Company's request, to vote the shares received upon exercise of the options as directed by us and to hold title to these shares only as a nominee on our behalf, without any beneficial right, ownership, or interest in the shares. In addition, Mr. Dauwalter agreed to convey title to the option (if this is permitted by its terms) and any shares received upon exercise of the option to us or to sell the shares and remit the proceeds to us upon our request.

   Pursuant to the terms of a distribution agreement, Entegris and Metron have agreed that, with some exceptions, Metron would be the exclusive, independent distributor of some of Entegris' products in specific countries, primarily in Europe and Asia. Metron, as distributor, agreed to use its best efforts to sell the agreed upon products in the designated countries. The current term of the contract expires July 1, 2002. Unless the contract is terminated under specific conditions, the contract can be terminated only upon written notification given more than twelve months prior to the expiration of the applicable term, including extensions.

   In September of 1997, the Company entered into a distribution agreement with T.A. Kyser Co., a wholly-owned subsidiary of Metron. Pursuant to the terms of that agreement, Kyser serves as the stocking distributor for specific Entegris fluid management products in certain U.S. states. Kyser, as distributor, agreed to use its best efforts to stock, market and sell products within the states which comprise its territory. The agreement is for a term of five years, expiring on August 31, 2002, and, unless either party terminates, the agreement is renewed automatically for successive five-year terms. Notice of termination must be given one year prior to the expiration of the term of the agreement for termination without cause. Termination for cause may occur at any time if specific conditions are met.

   Contributions to Charity. The Company has historically made charitable contributions to the Wallestad Foundation, a private foundation qualified under
Section 170 of the Internal Revenue Code, established by Victor Wallestad, a founding shareholder of the Company. The Wallestad Foundation is dedicated to the support of Christian ministries in Minnesota, the United States and throughout the world. Dan Quernemoen, Stan Geyer and James Dauwalter, executive officers and directors of Entegris, are also directors of the Wallestad Foundation. Entegris has committed to contribute 5% of its fiscal 2000 net income to charitable organizations, primarily through the Wallestad Foundation. Entegris accrued $2.2 million in fiscal 2000 to be donated to the Wallestad Foundation.

PERFORMANCE GRAPH

                         Comparative Stock Performance
                     Comparison of Cumulative Total Return
                        July 11, 2000 to August 26, 2000

   The line graph compares the cumulative total shareholder return on the common stock of the Company from July 11, 2000 through August 26, 2000 with cumulative total return of (1) The NASDAQ Composite Index and (2) a peer group of companies. The peer group companies are: ATMI, Inc., Advanced Energy Industries, Inc., Brooks Automation, Inc., CFM Technologies, Inc., Dupont Photomasks, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Helix Technology Corporation, MKS Instruments, Inc., Metron Technology N.V., and Photronics, Inc.


                          [PERFORMANCE GRAPH OMITTED]
                        July 11, 2000           August 26, 2000
                        -------------           ---------------
Entegris, Inc.             100.00                    98.86
NASDAQ Composite           100.00                   101.57
Peer Group                 100.00                    89.72

   Assumes $100 invested at the close of trading on July 11, 2000 in Entegris, Inc. common stock, The NASDAQ Composite Index and the peer group of companies. Assumes reinvestment of all dividends.

AUDIT COMMITTEE REPORT

   In connection with the August 26, 2000 consolidated financial statements, the Audit Committee:

  . reviewed and discussed the audited consolidated financial statements with management;

  . discussed with the auditors the matters required by Statement of Auditing Standards No. 61; and

  . received and discussed with the auditors the matters required by Independence Standards Board No. 1.

   Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financials statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                          James A. Bernards
                                          Robert J. Boehlke
                                          Gary F. Klingl

       Item 2: AMENDMENT OF ENTEGRIS, INC. OUTSIDE DIRECTORS' OPTION PLAN

   Introduction The Entegris, Inc. Outside Directors' Option Plan (Directors'
Plan) provides for the automatic grant of options to purchase shares of Entegris common stock to directors of Entegris. The Directors' Plan is administered by our board. The aggregate number of common shares that may be issued pursuant to options granted under the Directors' Plan is 1,000,000. Under the Directors' Plan, each new director who is not an employee of Entegris will be granted an option to purchase 15,000 shares of Entegris common stock upon their appointment or election to the board. In addition, each non-employee director who is still a director after each annual meeting or regular stockholders' meeting will be automatically granted an option to purchase 6,000 shares of Entegris common stock immediately after that annual meeting. The exercise price of options under the Directors' Plan will at least equal the fair market value of our common shares on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date on which it was granted.

   The purpose of the Directors' Plan is to promote the interests of the Company and its shareholders by, among other things, attracting and retaining directors and aligning directors' motivations by linking director compensation to the long-term interests of the Company and its shareholders.

   Proposal The Board has amended the Directors' Plan, subject to shareholder approval, to increase the annual, automatic option grants to purchase shares of Entegris common stock immediately after each annual meeting from 6,000 shares to 9,000 shares. A copy of the Directors' Plan, as amended, is attached hereto as Exhibit A. The Board believes this change is warranted in order to meet the objectives noted above. In addition, the Directors' Plan does not call for the annual, automatic option grants to be adjusted to reflect the stock split effected by the Company in March 2000. For example, the 2-for-1 stock split recorded in fiscal 2000 did not affect the number of shares to be awarded under the annual, automatic option grant to directors.

   The Board of Directors recommends that you vote FOR the approval of the amendment of the Entegris, Inc. Outside Directors' Plan. Unless authority is withheld, the Proxy solicited hereby will be voted FOR the proposal to amend the Entegris, Inc. Outside Directors' Option Plan. The affirmative vote of a majority of the shares of common stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required to approve the amendment.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

   Any shareholder wishing to have a proposal considered for submission at the 2002 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the SEC no later than August 14, 2000.

                                    GENERAL

   The 2000 Annual Report to Shareholders for the fiscal year ended August 26, 2000 is being mailed with this Proxy Statement.

   Management does not intend to present any matters at the meeting not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

   The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals and will reimburse them for their reasonable out-of-pocket expenses.

   Shareholders who wish to obtain a copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended August 26, 2000, may do so without charge by writing to the Secretary at Entegris, Inc., 3500 Lyman Boulevard, Chaska, Minnesota 55318.

                                          By Order of the Board of Directors,

                                          /s/ John D. Villas
                                          John D. Villas
                                          Secretary

Dated: December 12, 2000

                                   EXHIBIT A

                                 ENTEGRIS, INC.
                         OUTSIDE DIRECTORS' OPTION PLAN

1)Definitions. As used in this Plan, the following terms have the following meanings:

  (a) "Administrator" means the Board or a committee appointed by the Board.

  (b) "Affiliate" means a "parent" or "subsidiary" corporation, as defined in Sections 425(e) and 425(f), respectively, of the Code.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Code" means the Internal Revenue Code of 1986, as amended.

  (e) "Company" means Entegris, Inc., a Minnesota corporation.

  (f) "Director" means a member of the Board.

  (g) "Effective Date" means the date this Plan is approved by the Company's stockholders.

  (h) "Eligible Director" means a Director who is not also an employee of the Company or of an Affiliate.

  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (j) "Grant Date" means the date on which an Option is granted.

  (k) "Option" means an option to purchase stock as described in Section 5(a) hereof. An Option granted under this Plan is a nonstatutory option to purchase Stock which does not meet the requirements set forth in
      Section 422 of the Code.

  (l) "Option Agreement" means a written agreement evidencing an Option, in form satisfactory to the Company, duly executed on behalf of the Company and delivered to and executed by an Optionee.

  (m) "Optionee" means an Eligible Director who has been granted an Option.

  (n) "Plan" means this Entegris, Inc. Outside Directors' Option Plan.

  (o) "Securities Act" means the Securities Act of 1933, as amended.

  (p) "Stock" means the Common Stock, $.01 par value, of the Company.

  (q) "Subscription Agreement" means a written agreement, in form satisfactory to the Company, duty executed by the Company and an Optionee who has an Option to purchase Stock.

  (r) "Voting Shares" means the outstanding shares of the Company entitled to vote for the election of directors.

2) Purposes of the Plan. The purposes of this Plan are to attract and retain the best available candidates for the Board, to provide additional equity incentives to Eligible Directors through their participation in the growth value of the Stock and to promote the success of the Company's business. To accomplish the foregoing objectives, this Plan provides a means whereby Eligible Directors will receive Options to purchase Stock.

3) Stock Subject to the Plan. The maximum number of shares of Stock that may be issued pursuant to the Plan upon the exercise of Options is five hundred thousand (500,000). [Note: Due to the Company's two-for-one stock split effected in March 2000, the number of shares authorized hereunder was automatically increased to 1,000,000.] The shares of Stock covered by the portion of any Option that expires or otherwise terminates unexercised under this Plan shall become available again for grant. The number of shares of Stock covered by Options is subject to adjustment in accordance with Section 5(h).

4) Administration. The Administrator shall have the authority to grant Options upon the terms and conditions of this Plan, and to determine all other matters relating to this Plan. The Administrator may delegate ministerial duties to such employees of the Company as it deems proper. All questions of interpretation and application of this Plan shall be determined by the Administrator, and such determinations shall be final and binding on all Persons.

5)  Terms and Conditions of Options.

  (a) Grant of Option--Options shall be granted pursuant to this Plan as follows:

    (1) Grant on Date of Adoption--On the date that this Plan is adopted by the Company's Board of Directors, and subject to subsequent shareholder approval, an Option for fifteen thousand (15,000) shares of Stock shall be granted to each Eligible Director.

    (2) Grant to Directors Joining the Board--Each Outside Director shall be automatically granted an Option (an "Initial Grant") to purchase 15,000 shares on the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors.

    (3) Subsequent Grants--On the date of each annual meeting or regular stockholder's meeting subsequent to the Effective Date, an Option for nine thousand (9,000) shares of Stock shall be granted immediately after such meeting to each Eligible Director; provided that such Option shall only be granted to Outside Directors who will continue to serve after the date of grant of such Option and who have served continuously since the prior annual meeting of stockholders (or who served continuously for the prior twelve calender months if no such annual meeting took place during that time).

  (b) Exercise Price--The exercise price of an Option shall be at least 100% of the value of the Stock on the Grant Date, determined in accordance with Section 6 hereof.

  (c) Option Term--Each Option granted under this Plan shall expire ten (10) years from the Grant Date.

  (d)  Option Exercise--

    (1) Replacement Options--On the date of adoption of this Plan by the Company's Board of Directors, Options shall be issued to replace currently outstanding options issued under the Fluoroware, Inc. 1997 Directors Stock Option Plan (the "Fluoroware Director Options"). Such replacement Options shall be identical in all respects to and continue the Fluoroware Director Options which are currently outstanding including, but not limited to, carrying forward the original vesting schedules; provided, however, that the number of shares of Stock and exercise price of each replacement Option shall reflect the conversion ratio set forth in that certain June 1, 1999 Consolidation Agreement by and among Empak, Inc., Fluoroware, Inc. and Entegris, Inc. Those Directors or former Directors of Fluoroware, Inc. who qualify as Eligible Directors hereunder shall be entitled to the additional grants provided for by this Plan, including the grant of 15,000 shares on the date of adoption of this Plan as described in Section 5.a. above.

    (2) Exercise--An Option shall be exercisable with respect to one hundred percent (100%) of the Stock six (6) months after the Grant Date, provided that the Optionee has served continuously as a Director of the Company since the Grant Date.

    (3) Compliance with Securities Laws--Stock shall not be issued pursuant to the exercise of an Option unless the exercise of the Option and the issuance and delivery of Stock pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, the rules and regulations promulgated under each of the foregoing, the requirements of the New York Stock Exchange (if the Company's securities are listed thereon) and the requirements of Nasdaq pertaining to the National Market System (if the Company's are quoted thereon), and shall be further subject to the approval of counsel to the Company with respect to such compliance.

  (e) Registration and Resale--If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Optionee deliver to the Company such documents as counsel to the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

  (f) Payment Upon Exercise--At the time written notice of exercise of an Option is given to the Company, the Optionee shall make payment in full, in cash or check or by one of the methods specified below, for all Stock purchased pursuant to the exercise of the Option.

  (g) Payment of Exercise Price; Delivery of Stock--An Option may be exercised by any method approved by the Administrator including delivery by the Optionee of Stock already owned by the Optionee for all or part of the aggregate exercise price of the Stock as to which the Option is being exercised, so long as: (i) the value of such Stock (determined as provided in Section 6) is equal on the date of exercise to the aggregate exercise price of the shares of Stock as to which the Option is being exercised, or such portion thereof as the Optionee is authorized to pay by delivery of Stock, and (ii) such previously owned shares have been held by the Optionee for at least six (6) months.

  (h) Adjustments--If the Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or is converted into or exchanged for other securities, the Administrator shall make such appropriate adjustments in: (i) the number and class of shares of Stock subject to this Plan; (ii) each Option outstanding under this Plan; and (iii) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be final and binding on all persons. Any new or additional Stock to which an Optionee may be entitled under this Section 5(h) shall be subject to all of the terms and conditions set forth in Section 5 of this Plan.

  (i) No Assignment--No right or benefit under, or interest in, this Plan shall be subject to assignment or transfer (other than by will or the laws of descent and distribution), and no such right, benefit or interest shall be subject to attachment or legal process for or against Optionee or his or her beneficiaries, as the case may be. During the life of the Optionee, an Option shall be exercisable only by the Optionee or, in the event of disability of the Optionee, by the Optionee's guardian or legal representative.

  (j) Termination; Expiration of Unvested Options--Options granted to an Optionee under this Plan, to the extent such rights have not expired or been exercised, shall terminate on the date set forth in the Stock Option Agreement.

6) Determination of Value. For purposes of this Plan, the value of the Stock shall be the closing sales price on the New York Stock Exchange or the Nasdaq National Market System, as the case may be, on the date the value is to be determined as reported in The Wall Street Journal. If there are no trades on such date, the closing sale price on the last preceding business day upon which trades occurred shall be the fair market value. If the Stock is not listed on the New York Stock Exchange or quoted on the Nasdaq National Market System, the fair market value shall be determined based on the mean between the closing bid and asked prices, and if a public market does not exist for the Stock, then the value of the Stock shall be determined by the Administrator.

7) Manner of Exercise. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Chief Financial Officer of the Company, accompanied by an executed Subscription Agreement and by payment of the Option exercise price in accordance with Section 5(f). The date the Company receives written notice of an exercise hereunder accompanied by payment of the Option exercise price will be considered the date the Option is exercised. Promptly after receipt of such written notice and payment, the Company shall deliver to the Optionee or such other person permitted to exercise such option under Section 5(i), a certificate or certificates for the requisite number of shares of Stock.

8)  Rights.

  (a) Rights as Optionee--No Eligible Director shall acquire any rights as an Optionee unless and until an Option Agreement has been duly executed on behalf of the Company, delivered to the Optionee and executed by the Optionee.

  (b) Rights as Stockholder--No person shall have any rights as a stockholder of the Company with respect to any Stock subject to an Option until the date that a stock certificate has been issued and delivered to the Optionee.

  (c) No Right to Re-election--Nothing contained in this Plan or any Option Agreement shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Company's stockholders, or confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

9) Registration and Resale. The Board may, but shall not be required to, cause this Plan, the Options and the Stock subject to this Plan to be registered under the Securities Act and under the securities laws of any state. No Option may be exercised, and the Company shall not be obliged to grant any Stock upon exercise of an Option, unless, in the opinion of counsel for the Company, such exercise and grant is in compliance with all applicable federal and state securities laws and the rules and regulations promulgated thereunder. As a condition to the grant of an Option for the issuance of Stock upon the exercise of an Option, the Administrator may require that the Optionee agree to comply with such provisions and federal and state securities laws as may be applicable to such grant or the issuance of Stock, and that the Optionee delivers to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

10) Amendment, Suspension or Termination of the Plan. The Board may at any time amend, alter, suspend or discontinue this Plan, except to the extent that stockholder approval is required for any amendment or alteration: (a) by Rule 16b-3 or applicable law in order to exempt from Section 16(b) of the Exchange Act any transaction contemplated by this Plan; (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon; or (c) by the rules of Nasdaq pertaining to the National Market System, if the Company's securities are quoted thereon; provided, however, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under an Option without such Optionee's consent; and provided further, that any provision in this Plan relating to the eligibility of Directors to participate in this Plan, the timing of Option grants made under this Plan or the amount of Options granted to a Director under this Plan, shall not be amended more than once every six (6) months, other than to comport with the changes in the Code or the rules thereunder. Subject to the foregoing, the Administrator shall have the power to make such changes in the regulations and administrative provisions hereunder, or in any Option (with the Optionee's consent), as in the opinion of the Administrator may be appropriate from time to time.

11) Indemnification of Administrator. Members of the group constituting the Administrator shall be indemnified for actions with respect to this Plan to the fullest extent permitted by the Articles of Incorporation, as amended, and the Bylaws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such person.

12) Headings. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of this Plan.

                                 ENTEGRIS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                           Tuesday, January 23, 2001
                                   3:30 p.m.

                       Radisson Hotel South & Plaza Tower
                           7800 Normandale Boulevard
                          Minneapolis, Minnesota 55439
                                  952-835-7800


From Downtown Minneapolis
        Take 394 West to Highway 100 south, exit 77th and Industrial Boulevard, go straight through intersection, the Radisson is located on the right.


From Minneapolis / St. Paul International Airport
        Take 494 West to 100 North, exit on 77th and Industrial Boulevard, take a right at top of exit, cross over Highway 100, take a left at the stop light, the Radisson is located on the right.


From West Metro
        Take 494 East to Highway 100 North, exit on 77th and Industrial Boulevard, cross over Highway 100, take a left at the stop light, the Radisson is located on the right.


--------------------------------------------------------------------------------


Entegris, Inc.
3500 Lyman Boulevard, Chaska, Minnesota 55318                              proxy
--------------------------------------------------------------------------------


This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 23, 2001, which will commence at 3:30 p.m. The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint STAN GEYER and JAMES E. DAUWALTER, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments.






                      See reverse for voting instructions.

                                                           --------------------
                                                          | COMPANY #          |
                                                          | CONTROL #          |
                                                           --------------------

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE  TOLL FREE  1-800-240-6326
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week; until 12 pm (noon) ET on January 22, 2001.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located _____________ above.
o    Follow the simple instructions the Voice provides for you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope weve provided or return it to Entegris, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873. 2






          If you vote by telephone, Please do not mail your Proxy Card


                               Please detach here
                            \/                    \/
--------------------------------------------------------------------------------




          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. ELECTION OF DIRECTORS:  01 ROBERT J. BOEHLKE  02 GARY F. KLINGL         [ ]   Vote FOR          [ ]   Vote WITHHELD
                           03 ROGER D. MCDANIEL                                  all nominees            from all nominees
                                                                                 (except as marked)
(Instructions: To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s) in the box                  -----------------------------------------------
provided to the right.)                                                   |                                               |
                                                                           -----------------------------------------------

2. PROPOSAL TO AMEND THE ENTEGRIS, INC., OUTSIDE DIRECTORS OPTION PLAN.    [ ]   For      [ ]   Against      [ ]   Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box  [ ]  Indicate changes below:                    Dated:____________________________________

                                                                           -----------------------------------------------
                                                                          |                                               |
                                                                           -----------------------------------------------

                                                                           Signature(s) in Box Please sign exactly as your
                                                                           name(s) appear on Proxy. If held in joint tenancy,
                                                                           all persons must sign. Trustees, administrators,
                                                                           etc., should include title and authority.
                                                                           Corporations should provide full name of corporation
                                                                           and title of authorized officer signing the proxy.

                                 ENTEGRIS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                           Tuesday, January 23, 2001
                                   3:30 p.m.

                       Radisson Hotel South & Plaza Tower
                           7800 Normandale Boulevard
                          Minneapolis, Minnesota 55439
                                  952-835-7800


From Downtown Minneapolis
        Take 394 West to Highway 100 south, exit 77th and Industrial Boulevard, go straight through intersection, the Radisson is located on the right.


From Minneapolis / St. Paul International Airport
        Take 494 West to 100 North, exit on 77th and Industrial Boulevard, take a right at top of exit, cross over Highway 100, take a left at the stop light, the Radisson is located on the right.


From West Metro
        Take 494 East to Highway 100 North, exit on 77th and Industrial Boulevard, cross over Highway 100, take a left at the stop light, the Radisson is located on the right.


--------------------------------------------------------------------------------


Entegris, Inc.
3500 Lyman Boulevard, Chaska, Minnesota 55318                              proxy
--------------------------------------------------------------------------------


This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 23, 2001, which will commence at 3:30 p.m. The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint HSBC Bank USA, as Trustee for the Entegris, Inc. Employee Stock Ownership Plan and Trust to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments.






                      See reverse for voting instructions.

                                                           --------------------
                                                          | COMPANY #          |
                                                          | CONTROL #          |
                                                           --------------------

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE  TOLL FREE  1-800-240-6326

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week; until 12 pm (noon) ET on January 22, 2001.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located _____________ above.
o    Follow the simple instructions the Voice provides for you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope weve provided or return it to Entegris, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873. 2






          If you vote by telephone, Please do not mail your Proxy Card


                               Please detach here
                            \/                    \/
--------------------------------------------------------------------------------




          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. ELECTION OF DIRECTORS:  01 ROBERT J. BOEHLKE  02 GARY F. KLINGL         [ ]   Vote FOR          [ ]   Vote WITHHELD
                           03 ROGER D. MCDANIEL                                  all nominees            from all nominees
                                                                                 (except as marked)

(Instructions: To withhold authority to vote for any indicated             -----------------------------------------------
nominee, write the number(s) of the nominee(s) in the box                 |                                               |
provided to the right.)                                                    -----------------------------------------------

2. PROPOSAL TO AMEND THE ENTEGRIS, INC., OUTSIDE DIRECTORS OPTION PLAN.    [ ]   For      [ ]   Against      [ ]   Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box  [ ]  Indicate changes below:                     Dated:____________________________________

                                                                           -----------------------------------------------
                                                                          |                                               |
                                                                           -----------------------------------------------

                                                                           Signature(s) in Box Please sign exactly as your
                                                                           name(s) appear on Proxy. If held in joint tenancy,
                                                                           all persons must sign. Trustees, administrators,
                                                                           etc., should include title and authority.
                                                                           Corporations should provide full name of corporation
                                                                           and title of authorized officer signing the proxy.